Exhibit 99.1

Contacts:

Stephanie Diaz (Investors) Tim Brons (Media) Ryan D. Lake (CFO)

Vida Strategic Partners Vida Strategic Partners Recro

415-675-7401 415-675-7402 770-531-8365

sdiaz@vidasp.com tbrons@vidasp.com ryan.lake@recroCDMO.com

Recro announces entry into letter of intent for acquisition of a full service cdmo

EXTON, PA, August 10, 2021 — Recro Pharma, Inc. (“Recro”; NASDAQ: REPH), a contract development and manufacturing organization (CDMO) dedicated to solving complex formulation and manufacturing challenges for companies developing oral solid dose drug products, today announced that it has signed a non-binding letter of intent (“the LOI”) for its acquisition of a full service CDMO with capabilities that range from formulation development to commercial manufacturing for various dosage forms including oral liquids, sterile injectables, tablets, topicals, liquid/powder filled capsules, ophthalmic droppers, liposomes and nano/microparticles (the “Target”).

Pursuant to the LOI, Recro agreed to acquire 100% of the equity interests of the Target in exchange for consideration having an aggregate value of approximately $49.850 million, assuming a cash free, debt free balance sheet and that the Target has, at closing, an adequate level of working capital (excluding cash) to support the operations of its business post-closing. The purchase price will be paid through: (i) $25.5 million of cash at closing; (ii) 9,302,718 shares of common stock of Recro to be issued to Target in six months; and (iii) seller notes of $6.1 million. The seller notes will have a three (3) year maturity date from the date of closing and bear interest at a rate of 6% annually. The seller notes will be expressly subordinated and unsecured in right of payment and priority to Recro’s existing debt with Athyrium Capital Management.

“We are excited about this potential transaction and look forward to closing and sharing more details in the near term,” said David Enloe, president and chief executive officer of Recro.

Completion of the transaction is subject to finalization of due diligence investigations by the relevant parties, the negotiation and execution of definitive transaction agreements and other customary closing conditions. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated. Further, readers are cautioned that those portions of the LOI that describe the proposed transaction, including the consideration to be issued therein, are non-binding.

About Recro

Recro (NASDAQ: REPH) is a contract development and manufacturing organization (CDMO) with capabilities from early feasibility to commercial manufacturing. With an expertise in solving complex manufacturing problems, Recro is a CDMO providing oral solid dosage form development, end-to-end regulatory support, clinical and commercial manufacturing, and packaging and logistics services to the global pharmaceutical market.

In addition to our experience in handling DEA controlled substances and developing and manufacturing modified release oral solid dosage forms, Recro has the expertise to deliver on our clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. We do all of this in our best-in-class facilities, which total 120,000 square feet, in Gainesville, Georgia.

For more information about Recro’s CDMO solutions, visit recrocdmo.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, among other things, the Company’s expectations regarding the potential acquisition of the Target, the potential benefits of the acquisition of the Target, the proposed terms and conditions of a definitive agreement with the Target and the receipt of all necessary approvals and satisfaction of all closing conditions for completion of the transaction, and other statements. The words “anticipate”, “believe”, “could”, “estimate”, “upcoming”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will” and similar terms and phrases may be used to identify forward-looking statements in this press release. Factors that could cause the company’s actual outcomes to differ materially from those expressed in or underlying these forward-looking statements include risks that the proposed transaction may not occur on the terms described in this press release or at all; if the proposed transaction completes, the results and potential of the combined business and the combination of Target’s business with the Company’s business may not be as anticipated; the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the customer ordering patterns or inventory rebalancing or disruption in raw materials or supply chain; demand for the company’s services, which depends in part on customers’ research and development and the clinical plans and market success of their products; customers’ changing inventory requirements and manufacturing plans; customers and prospective customers decisions to move forward with the company’s manufacturing services; the average profitability, or mix, of the products the company manufactures; the company’s ability to enhance existing or introduce new services in a timely manner; fluctuations in the costs, availability, and suitability of the components of the products the company manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials, or the company’s customers facing increasing or new competition. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results presented herein along with those risks and uncertainties discussed in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law.